Exhibit 23.2


               CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 6, 1996 and January 5, l995, with respect to the financial statements of Northland Bancshares, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 Reg. No. 333-08529) and related Prospectus of Mark Twain Bancshares, Inc. for the registration of 367,874 shares of its common stock.


Kansas City, Missouri                     ERNST & YOUNG LLP
August 2, l996                            Ernst & Young LLP